                                                                   EXHIBIT 10.12


                          SECURED REVOLVING TIME NOTE
                          ---------------------------

$2,000,000.00                                                  January 13 , 1995
                                                           Boston, Massachusetts


     On December 31, 1995, for value received, Bottomline Technologies, Inc., a New Hampshire corporation, promises to pay to Shawmut Bank, N.A. (the "BANK"), at the office of the Bank located at One Federal Street, Boston, Massachusetts, 02211, or at such other place as the Bank hereof shall designate, the principal sum of Two Million Dollars ($2,000,000.00) (or if less, the aggregate unpaid principal amount of all loans outstanding pursuant to a loan agreement of even date between the Bank and the undersigned (the "LOAN AGREEMENT"), exclusive of any amounts evidenced by Equipment Term Note(s) as defined in the Loan Agreement, together with interest on the unpaid balance, payable monthly in arrears on the first day of each calendar month, commencing on the first day of the first month next succeeding the date hereof, at a fluctuating interest rate per annum equal to the Bank's Corporate Base Rate in effect from time to time. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Corporate Base Rate. "CORPORATE BASE RATE" shall mean the rate of interest announced by Bank in Boston from time to time as its Corporate Base Rate, it being understood that such rate is a reference rate, and not necessarily the lowest rate of interest charged by Bank. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. If this Note is not paid in full at maturity or upon the exercise by the Bank of its rights in the event of the undersigned's default, interest on unpaid balances shall thereafter be payable at a fluctuating interest rate per annum equal to three percent (3%) above the Corporate Base Rate in effect from time to time.

     The undersigned hereby authorizes the Bank to charge the amount of all monthly interest and the principal payment, when due and payable hereunder, against the undersigned's loan account created pursuant to a Loan Agreement.

     This Note is issued pursuant to the Loan Agreement, to which reference may be had for a complete description of the rights, obligations, liabilities and restrictions of the undersigned and the Bank.

     At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of (i) the failure to pay in full and when due any installment of principal or interest hereunder; (ii) one or more Events of Default as defined in the Loan Agreement and the expiration of any applicable grace period; (iii) the termination of the Loan Agreement.
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     The undersigned agrees to pay all costs of collection, including reasonable fees of attorneys.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the Bank collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.


WITNESS:                                     BOTTOMLINE TECHNOLOGIES, INC.


  /s/  Robert A. Lupien                       By:  /s/  James L. Loomis
--------------------------------                 -------------------------------
Robert A. Lupien                                 James L. Loomis, Treasurer


             THIS NOTE IS SECURED PURSUANT TO A SECURITY AGREEMENT
                           (ALL ASSETS) OF EVEN DATE.

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                                   EXHIBIT A
                                   ---------

2.1(c)    Encumbrances

SECURED PARTY OR LESSOR:                  COLLATERAL:
------------------------                  -----------
Computer Lab                              Equipment
People's Heritage Bank                    Leased Equipment
NYNEX Credit Company                      Telephone Equipment
IBM Credit Corporation                    IBM Equipment
Fleet Bank-NH                             Blanket Security Interest
                                            (to be terminated as part this
                                                   transaction)

Purchased Money Secured Parties for
any assets acquired with purchase
money financing, whether now existing
or arising in the future

2.1(f) General Nature of Borrower's business Borrower is a software developer and systems integrator.

2.1(g)    Subsidiaries and Investments

          None

2.1(h)    Litigation

          None

2.1(i) Date and period covered of most recent financial statements furnished to the Bank.

          Audited financial statements for fiscal year ending
               6/30/94
          Unaudited financial statements for four months ending
               10/31/94

2.1(k)    Material Changes in Operations

          None

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2.1(m)    Other Locations

          Borrower has approximately 8-10 salary and commission employees and approximately 20 independent contractors providing services to the Borrower in jurisdictions outside New Hampshire

2.1(q)    Deferred Compensation Plans

          Borrower has a qualified 401(k) profit sharing plan